SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act



                                  July 1, 1999
                                 Date of Report
                        (Date of Earliest Event Reported)


                               AmeriCom USA, Inc.
                    (Exact Name as Specified in its Charter)


       Delaware                   0-023769                  52-2068322
   (State or other               (Commission             (I.R.S. Employer
   jurisdiction of               File Number)           Identification No.)
    incorporation)


                                1303 Grand Avenue
                       Arroyo Grande, California, CA 93420
                    (Address of principal executive offices)


                                  805/542-6700
                          Registrant's telephone number


                       CHATSWORTH ACQUISITION CORPORATION
                               1504 R Street, N.W.
                             Washington, D.C. 20009
                         Former name and former address



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ITEM 2. Acquisition or Disposition of Assets

On July 1, 1999 AmeriCom USA, Inc. entered into a merger agreement and plan of reorganization with Telespace, Limited, a Delaware corporation. The merger agreement provides for AmeriCom USA to merge into Telespace, with Telespace being the surviving corporation. Pursuant to the merger transaction, at the Effective Time, each share of AmeriCom USA common stock will be exchanged into one share of Telespace common stock. Immediately following the Effective Time of the merger, stockholders of AmeriCo USA will hold approximately 99% of the issued and outstanding capital stock of the surviving corporation. The officers and directors of AmeriCom USA at the Effective Time of the merger will be the officers and directors of the surviving corporation.

Telespace, Limited is a public corporation whose common stock is presently traded on the National Association of Securities Dealers Over-The-Counter Bulletin Board market (NASD OTC-BB). Upon completion of the merger, all outstanding common stock of the surviving corporation will be tradable on the NASD OTC-BB.

Completion of the merger is dependent upon the approval of a majority of the stockholders by number of shares held of each corporation, and the obtaining of a Fairness Order and permit qualification for the merger from the California Department of Corporations.



Item 7.  Financial Statements and Exhibits


FINANCIAL STATEMENTS

Financial information and proforma information relating to this proposed merger will be filed on or before September 13, 1999.


EXHIBITS
2. Merger Agreement and Plan of Reorganization between AmeriCom USA, Inc. and Telespace, Limited dated July 1, 1999.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AMERICOM USA, INC.



                                              By:   /s/ ROBERT M. CEZAR
                                                        ------------------------
                                                        Robert M. Cezar
                                                        Chief Executive Officer

                                              Dated: July 12, 1999